Catasys®

Solving the High-Cost Problem of Untreated Behavioral Health Conditions



(NASDAQ: CATS)

Corporate Presentation - November 2017

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that the treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Solving Today's Challenge of Behavioral Health Care

The Health Care Problem

Underserved populations with behavioral health conditions (substance use disorder, depression, anxiety) do not seek treatment (avoidant population)

- Access to care
- Reimbursement
- In companion with other chronic diseases, behavioral health conditions increase health care costs at a significant multiple of norms

The Catasys Solution

Catasys combines Big Data analytics and predictive modeling with state-of-the-art treatment programs for Behavioral Health diseases

- Focuses on "treatment avoidant" member population
- Virtual, scalable, replicable, data supported, evidenced based practices
- Enhances members' access to care
- Provides for full reimbursement

At a Glance	
Ticker	NASDAQ: CATS
Stock Price*	$3.75
Common Shares Outstanding	15,889,171
Float	$4.7M
Average Daily Volume	56,000
Market Cap	$59.6M
Warrants (WAEP $4.88)	1,921,528
Analyst Coverage	Chardan Capital; Joseph Gunnar; Tailwinds Research Group

* At October 2, 2017

Investment Thesis

- Catasys' solution (OnTrak) reduces medical costs by ~**50%** for enrolled members
  - Incentivizes health plans to pay 100% of member treatment costs
  - Provides health plans a 3-to-1 ROI
- OnTrak program targets individuals suffering from chronic disorders such as substance use disorder, anxiety and depression who rarely seek care
- Large market opportunity with no direct competitors
- **Financial Guidance of $20 Million for 2018**
  - Based solely on existing outreach pool of individuals (25,000), with newly signed agreements and higher enrollments from existing agreements adding incremental growth potential
  - Guidance does not include any upside potential from new contracts, subsequent launches from existing contracts, and expansions within existing contracts, which would all be incrementally beneficial.

	Billings*
2018E	$20M
Exit Run Rate at End of 2018E	$25M

Signed Contracts with Tier-1 Health Insurance Companies

- Average receivables of 45 days upon billing
- Currently enrolling participants in 19 states
- Significant embedded revenue growth as current agreements ramp and expand

aetna
UnitedHealthcare EMPLOYER & INDIVIDUAL
mhs health wisconsin
COVENTRY Health Care
network health
CENTENE Corporation
Humana.
Health Alliance

Catasys

*Billings: Catasys contracts are generally designed to provide cash fees on a monthly basis based on enrolled members. To the extent contracts may include a minimum performance guarantee; Catasys reserves a portion of the monthly fees that may be at risk until the performance measurement period is completed. A Non-GAAP reconciliation is available at the end of this presentation.

The Catasys Solution – Entering Growth Phase

OnTrak
Get healthy. Feel better. Love life.

2004
Catasys is founded with the goal of improving the options for those with behavioral health needs

2010
First OnTrak contract is signed

Humana.

2015
Catasys completes one-year study with Humana.

After favorable results, signs National Agreement



2016
Catasys expands rollout of OnTrak program in 18 states

2017
Catasys expands rollout of OnTrak program to 19 states

Outreach pool of individuals exceeds 25,000, a record for the Company

2018

Catasys' OnTrak solution has gained traction, is increasing enrollment significantly, and the largest health care plans are signed and supporting the program.

Based solely on existing outreach pool, Catasys expects to report billings of $20M for 2018

Understanding the Market



Behavioral Health Disorders

27 million people suffer from substance use disorder	43 million U.S. Adults have an anxiety disorder	15.6 million people suffer from depression
Only 1 of 10 seek treatment	Only 1 of 3 seek treatment	Only 2 of 10 seek treatment

- Members with behavioral health disorders average higher medical costs for covering health insurance providers
  - Treatment costs of approximately $201 billion for behavioral health (2013)
    - Compared to $147 billion for cardiovascular conditions and $122 billion for oncology

Source: National Survey on Drug Use and Health, September 4, 2014: Substance Use and Mental Health Estimates from the 2013 National Survey on Drug Use and Health: Overview of Findings
National Institute of Mental Health (NIMH): Any Anxiety Disorder Among Adults - https://www.nimh.nih.gov/health/statistics/prevalence/any-anxiety-disorder-among-adults.shtml, January 2016.
National Institute of Mental Health (NIMH): Major Depression Among Adults - http://www.nimh.nih.gov/health/statistics/prevalence/major-depression-among-adults.shtml, January 2016.
U.S. Department of Health and Human Services Substance Abuse and Mental Health Services Administration Study on Behavioral Health Spending & Use Accounts 1986 - 2014, printed 2016 - http://store.samhsa.gov/shin/content/SMA16-4975/SMA16-4975.pdf. Source: Health Affairs

Behavioral Health Disorders – Eligible Members Cost up to 4.5X



$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Per Member Per Month
+371%
+417%
+448%
+196%
+312%
+162%
+203%
+130%
Hypertension
Asthma
Bipolar
Chronic Pain
Diabetes
CAD
COPD
CHF
All Other
Catasys Eligible

Catasys

Catasys Eligible Populations

Catasys' eligible population makes up 22% of the $1.1 trillion private healthcare costs in the U.S.

Eligible population costs health plans $30,000 on average per member per year

- Catasys provides the health plan ~50% savings per enrolled member
- Provide a 3-to-1 R-O-I
- 20% target for eligible enrollees
- Incentivizing health plans to cover 100% of the cost to treat each patient

Catasys customers include commercial, Medicare and Medicaid plans. Based on the Company's data, the member populations have a different incidence of the targeted behavioral health disorders.

- Commercial population:
  - Substance Use Disorder (SUD) members - approximately 0.45% of the adult members eligible
  - SUD, Depression (Dx) and Anxiety (Ax) - approximately 2.00% of the adult members eligible

- Medicare Advantage & Medicaid population:
  - SUD members - approximately 1.13% of the adult members eligible
  - SUD, Dx and Ax - approximately 2.67% of the adult members eligible

Source: Catasys' data and analytics derived from actual health plan claims data

Industry Challenges that Catasys Addresses

- Majority of high cost members with coexisting behavioral and medical conditions do not seek treatment **(passive)**
- Small percentage of members enroll in outpatient and an even smaller percentage enroll in inpatient treatment centers **(facility based)**
  - **Not cost effective** - the expense puts it out of reach of most patients
  - **Short-term care** - Research indicates the 30-day program is less likely to succeed compared to a longer program given the duration of care
  - **No data** - A lack of data on impact on patients' health and ongoing costs to health plans
    - Lack of evidence based best practices
    - Little to no integration with medical and psychosocial treatment
  - **Time prohibitive** - avg. person unable to leave work for a month or more
  - **Low reimbursement** - health plans do not offer high reimbursements for inpatient treatment centers due to high costs and lack of data to prove impact on patient health

Source: National Institute on Drug Abuse - Principles of Drug Addiction Treatment: A Research-Based Guide - https://www.drugabuse.gov/publications/principles-drug-addiction-treatment-research-based-guide-third-edition/principles-effective-treatment

The Catasys Solution

OnTrak
Get healthy. Feel better. Love life.



OnTrak™ : Proprietary Integrated Approach

The OnTrak solution is a fully integrated approach that includes:

- **Predictive analytics** used to identify and understand the eligible members to engage
- **Ongoing outreach**, engagement and modification of behavior techniques
- **52 week** outpatient program
  - Member centric - patients receive a customized treatment based on their needs
- Care Coach support
- Integrated medical and psychosocial treatment
- Member electronic clinical record
- Provider training and ongoing evaluations
- Development of select provider networks
- High intensity



Steps to the Process

- Catasys identifies, enrolls, engages and treats hidden, passive, care avoidant, high cost members
  1. **Partnering:** Catasys has been engaged by several of the leading health plan providers in the U.S.
  2. **Data ingest:** each health plan provides Catasys with member data on a regular basis
  3. **Identifying Eligible Participants:** through proprietary analytics and predictive modeling, Catasys identifies the right members driving current/future medical spend
  4. **Engages:** using unique, sustained outreach and enrollment tactics, Catasys places members directly into OnTrak
  5. **Treats:** Catasys provides evidence based, 52 week outpatient treatment program, OnTrak

On*Trak* is Personalized	On*Trak* is Supportive	On*Trak* is Convenient

Source: Catasys data and analysis

OnTrak™ : Identifying the Right Patients

Using **BIG DATA, knowing who to engage…**

- Receive medical claims data from contracted health insurance companies
- Catasys uses predictive analytics and models to identify which members have coexisting behavioral and medical conditions:
  - Solution initially focused on SUD, anxiety and depression
  - Eligible members average $30,000 annual claims expense
  - Data mining techniques and analytics are used to identify which members are likely to have significant impactable costs
  - 73% of Catasys identified members do not have any behavioral health treatment claims in the last year - clear need for appropriate care

Source: Catasys data and analysis

OnTrak™ : Outreach and Enrollment

- Care avoidant members struggling with behavioral health disorders are typically difficult to engage
- Catasys' outreach program successfully convinces high cost, care avoidant members to enroll in the OnTrak program
- Outreach tactics:

1. Use multiple modalities for outreach, such as phone and mail outreach
2. Use motivating communication that is patient research driven
   - Utilize direct knowledge of trigger points
   - Research to understand behaviors, motivators and fears
3. Build relationship and establish trust with Care Coach
   - Consistency of Care Coach or outreach specialist serves as point of contact over the outreach campaign, to facilitate comfort with enrollment

OnTrak™ : A Fully Immersive 52-week Program


52 Weeks
- Outreach
- Enrollment
- Engagement
- Retention
Medical & Pharmacological
Community Based Programs
Care Coaching
Psychosocial Treatments

Medical & Pharmacological (as appropriate)

- Medical evaluation and assessment
- Pharmacological intervention
- MD involvement

Psychosocial

- Proprietary OnTrak manualized psychosocial treatment program
- Developed in coordination with leading experts in SUD, anxiety and depression
- Focused on Cognitive Behavioral and Motivational Enhancement Therapy

Care Coaching

- Personal Care Coach
- 52 weeks continuous support and coaching
- Helps assess, manage and support members' recovery

OnTrak™ : Humana and Catasys Joint Evaluation

- In April 2015, Humana and Catasys reported the results of a retrospective evaluation of the effectiveness of the OnTrak program in a poster at the American Society of Addiction Medicine.

- OBJECTIVE:
  - Compare changes in ER visits and inpatient hospitalizations for participants in the substance abuse treatment (SAT) group
  - Compare changes in total cost of care among participants in SAT group versus eligible individuals who did not participate (control)
- RESULTS:
  - 16% fewer ER visits
  - 67% fewer inpatient hospitalizations
  - 46% reduction in health care costs compared to a 14% increase in costs for the control group

Figure 2. PMPM Costs Pre and Post Treatment for Program Participants and Non Participants



$2,500
$2,000
$1,500
$1,000
$500
$0
Mean allowed claims PMPM
$2,143
$1,151
46%
$1,798
$2,052
14%
Participants
Eligible Non-participants
Pre
Post

PMPM costs were reduced by nearly half among participants

Source: Catasys data and analysis



Catasys' Business Model

Defining Catasys' Market Opportunity

Total Insured Market

Managed Medicaid	Commercial	Medicare Advantage
36.5M	151.4M	17.3M
Adults 18,250,000 50%	Adults 126.2 Million 84%	Adults 17,300,000 100%

Adults Approximate Market Size: 161.8 Million

The Catasys Opportunity

Of the 161.8M of Insurable Adults, below are those afflicted with substance use disorder, anxiety, and depression

Managed Medicaid	Commercial	Medicare Advantage
4%, or 750,000	2%, or 2,524,048	3%, or 519,000

TOTAL ELIGIBLE LIVES: 3,773,048

Catasys Enrollment Rate: 20%

(1) Source: Kaiser Family Foundation / US GOV

Revenue Model

Scaling the business rapidly converts into Revenue / Cash Flow

Revenue per patient enrolled	$8,500
Revenue per enrolled member at 78% retention	$6,630
Revenue per 10,000 enrolled members	$66,300,000

Total Lives Covered
(Current Catasys Clients)

UnitedHealthcare
EMPLOYER & INDIVIDUAL

70 Million Members

aetna

23.1 Million Members

Humana.

13 Million Members

(1) All amounts are estimates and are calculated on adult lives (age 18+). Retention rates reflect the number of members who remain eligible for the program that stay enrolled; assumes per enrolled member monthly fee structure, while other fee structures will vary.

Source: Ingenix Consulting database, 20MM commercial plan lives 2005-2006 and Catasys Analysis.

Economics of the OnTrak Program

Breakout of Services Provided
Cost of physicians for initial 4 weeks
Cost of psychologist for the first 12 visits
Care Coaches
Other Associated Costs

- Typically 3-year agreements with health plans
- Catasys collects its fee based on either an initial payment, over the course of the first three months of enrollment, or on a monthly basis
  - Receivables average 45 days
- Catasys stops charging if patient withdraws from program

(1) All amounts are estimates and are calculated on adult lives (age 18+). Retention rates reflect the number of members who remain eligible for the program that stay enrolled; assumes per enrolled member monthly fee structure, while other fee structures will vary.

Source: Ingenix Consulting database, 20MM commercial plan lives 2005-2006 and Catasys Analysis.

Operating Costs / Scalability + Well Capitalized for Growth

- Costs are highly scalable as each incremental dollar in revenue does not require an equal expense as enrollment increases
  - **Outreach** - each person can handle 1,500 potential patients
  - **Care Coaches** - each person can handle 60 people
    - Only variability where revenue dollars do not drop are in the initial launch of a plan
- Over $225 million in Federal NOL that it expects to utilize against future net income

Completed Capital Raise and Uplisting in April 2017	
Capital being used to support expected growth	
Cash **(Post Offering)**	$10.3 million
Long-Term Debt	$0

Catasys

(1) All amounts are estimates and are calculated on adult lives (age 18+). Retention rates reflect the number of members who remain eligible for the program that stay enrolled; assumes per enrolled member monthly fee structure, while other fee structures will vary.

Source: Ingenix Consulting database, 20MM commercial plan lives 2005-2006 and Catasys Analysis.

Billings Projections

Based Solely on Current Outreach Pool of Eligible Members


(in millions)
$30
$25
$20
$15
$10
$5
$0
$20
$25
2018 E
Run Rate at End of 2018

Upside Drivers For Guidance

- New Contracts
- Subsequent Launches from Existing Contracts
- Expansions within Existing Contracts

Catasys

Source: Catasys management's projections for 2018

Billings: Catasys contracts are generally designed to provide cash fees on a monthly basis based on enrolled members. To the extent our contracts may include a minimum performance guarantee; we reserve a portion of the monthly fees that may be at risk until the performance measurement period is completed.


Growth Trajectory

Growth Catalysts

Catasys®


Carriers
States
Enrollment

Growth Underway

- Catasys is currently building out a nationwide system for working with patients

- Healthcare is managed on a state by state basis, and the Company's customers are launching with them in certain states as they roll out their service
  - Each Catasys client has expanded geographically and across multiple modalities
  - Achieving economies of scale as more customers are added
  - Allows Catasys to achieve higher margins when more states go live

- Every existing customer has expanded OnTrak into new states, new lines of business (commercial, Medicare and Medicaid plans), or by expanding coverage to include depression and anxiety

State Ramp Up - Commercial Substance Use Disorder

- Signing of contract
- Days to launch:
  - **45 days** to launch in a previously entered state
  - **90 days** to launch into a new state
- Clinical integration with the health plan requires little effort from the health plan after transfer of data
- Enrollment is an iterative process after entering into a new state
  - Approximately **12 -15 months** after launch to achieve steady state of **20% enrollment**



12 Months from Launch
20%
Day 1
Day 45
Day 90
Launch
45 - 90 Days

Significant Ramp in Outreach Pool of Individuals


2017
Monthly through Q3 2017
# of Individuals
30000
25000
20000
15000
10000
5000
0
January
February
March
April
May
June
July
August
September
Catasys saw a significant increase in eligible member population as a result of a customer with programs in eight states resolving a previous data extraction issue, existing customer expansion, and the launch of a new health plan in Oklahoma.

Outreach totals increased to 25,000 individuals during the quarter, which is the highest in Catasys' history

Enrollment has increased by 40% from the end of the second quarter.

Scaling the Business in 2017 / Harvesting Growth in 2018

- Expanding into new states under existing agreements with health plans
- Expanded focus from high cost SUD populations into other behavioral health conditions, such as anxiety disorders and depression
- Plan to have agreements with 7 of top 8 health plans in the U.S. by 2018
  - Currently have agreements with:

UnitedHealthcare EMPLOYER & INDIVIDUAL
Humana.
aetna
mhs health wisconsin.
Health Alliance
COVENTRY Health Care
network health
CENTENE Corporation

- Potential to adjust criteria for enrollment to lower cost populations (OnTrak-light)
- Target new patient populations, including significant chronic disease members with high impactable medical costs

Scaling the Business

- Enrollment Increases 40% From Q2 2017 to Present



OnTrak program is currently in 19 different states

- OnTrak is currently in Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, New Jersey, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin

Senior Officers ~ Management Interests Aligned with Shareholders



Terren S. Peizer
Founder, Chairman of the Board and Chief Executive Officer

TERREN PEIZER, Founder, Chairman & Chief Executive Officer

- Founder of several health care and life science companies
- Extensive background in venture capital, investing, mergers and acquisitions, corporate finance
- Held senior executive positions with investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert
- Chairman of Acuitas Group Holdings (personal holding company with 75% Ownership of CATS)
- Chairman of Crede Capital Group, LLC, an industry leading Micro-Cap investment company
- Founder and Chairman of NeurMedix, Inc.



Richard A. Anderson
President and Chief Operating Officer

RICHARD ANDERSON, President & Chief Operating Officer

- One of main primary architects of the Catasys program, managing strategic development and day-to-day operations
- Over 15 years of healthcare experience and background in management, finance and mergers & acquisitions
- Served as Director and Founding Member of Catasys since July 2003 and an officer since April 2005
- Previously a Director and Founding member of PriceWaterhouseCoopers LLP's, Los Angeles office transaction support group

<u>Unprecedented Performance Based Option Plan</u>

- In November, Catasys declared that employees granted under the plan, as well as Board members, will be given options grants with an exercise price of $7.50 per share.
- Chairman and Chief Executive Officer, Terren Peizer's option grant will only vest if the common stock trades of above a VWAP of $15 a share for an extended period.
- President and Chief Operating Officer, Rick Anderson's option grant over the next five years tie to meeting billings expectations for 2018 and beyond, and potentially other metrics through 2022, and will be reviewed annually.


The OnTrak™ program:
Better health. Lower costs.

11601 Wilshire Blvd., Suite 1100
Los Angeles, CA 90025
310-444-4300
www.catasys.com

Catasys

Catasys®

Financial Statements

Consolidated Statement of Operations

(In thousands, except per share amounts)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Revenues				
Healthcare services revenues	$ 1,195	$ 1,336	$ 4,682	$ 3,287
Operating expenses				
Cost of healthcare services	1,664	1,253	4,361	3,381
General and administrative	2,575	2,195	8,144	6,518
Depreciation and amortization	47	38	131	102
Total operating expenses	4,286	3,486	12,636	10,001
Loss from operations	(3,091)	(2,150)	(7,954)	(6,714)
Other income	16	15	44	90
Interest expense	(1)	(3,215)	(3,408)	(4,139)
Loss on conversion of note	-	-	(1,356)	-
Loss on issuance of common stock	-	-	(145)	-
Change in fair value of derivative liability	-	(3,484)	132	(6,328)
Change in fair value of warrant liability	(2)	1,423	1,767	673
Loss from operations before provision for income taxes	(3,078)	(7,411)	(10,920)	(16,418)
Provision for income taxes	2	2	4	7
Net Loss	$ (3,080)	$ (7,413)	$ (10,924)	$ (16,425)
Basic and diluted net loss from operations per share:	($0.19)	($0.81)	($0.84)	($1.79)
Basic weighted number of shares outstanding	15,889	9,174	13,031	9,170

Balance Sheet

(In thousands, except for number of shares)	(unaudited) September 30, 2017	December 31, 2016
ASSETS		
Current assets		
Cash and cash equivalents	$ 6,926	$ 851
Receivables, net of allowance for doubtful accounts of $277 and $0, respectively	709	1,052
Prepaids and other current assets	307	420
Total current assets	7,942	2,323
Long-term assets		
Property and equipment, net of accumulated depreciation of $1,751 and $1,620, respectively	553	410
Deposits and other assets	371	371
Total Assets	$ 8,866	$ 3,104
LIABILITIES AND STOCKHOLDERS' EQUITY /(DEFICIT)		
Current liabilities		
Accounts payable	$ 806	$ 870
Accrued compensation and benefits	901	2,089
Deferred revenue	3,180	1,525
Other accrued liabilities	579	575
Short term debt, related party, net of discount $0 and $216, respectively	-	9,796
Derivative liability	-	8,122
Total current liabilities	5,466	22,977
Long-term liabilities		
Deferred rent and other long-term liabilities	49	117
Capital leases	6	31
Warrant liabilities	41	5,307
Total Liabilities	5,562	28,432
Stockholders' equity/(deficit)		
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 15,889,171 and 9,214,743 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	2	1
Additional paid-in-capital	293,945	254,390
Accumulated deficit	(290,643)	(279,719)
Total Stockholders' Equity/(Deficit)	3,304	(25,328)
Total Liabilities and Stockholders' Equity/(Deficit)	$ 8,866	$ 3,104

Catasys

The financial statements have been retroactively restated to reflect the 1-for-6 reverse-stock split that occurred on April 25, 2017.

Reconciliation of Non-GAAP Measures

CATASYS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(unaudited)

(in thousands)	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	For the Nine Months Ended September 30, 2017	For the Nine Months Ended September 30, 2016
Revenues	$ 1,195	$ 1,336	$ 4,682	$ 3,287
Add:				
Net Change in Deferred Revenue	812	430	1,655	1,548
Billings, non-GAAP	$ 2,007	$ 1,766	$ 6,337	$ 4,835

* Net change in deferred revenue associated with Q3 billings

Non-GAAP Financial Measures

The Company makes reference in this press release to billings, non-GAAP financial measures, as supplemental measures to review and assess our operating performance. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with US GAAP. We define billings as the amount invoiced in a particular period pursuant to existing contracts based on enrolled members. We use billings as measures of operating performance to assist in comparing performance from period to period on a consistent basis.

We believe that the use of these non-GAAP financial measures facilitates investors' assessment of our operating performance from period to period and from company to company by backing out potential differences caused by variations in the applicable performance requirements contained in the relevant contracts, which may be different from other companies in our industry.

Billings are not defined under GAAP and is not presented in accordance with GAAP. These non-GAAP financial measures have limitations as an analytical tool, and when assessing our operating performance, investors should not consider them in isolation, or as a substitute for revenue prepared in accordance with GAAP. A reconciliation from these non-GAAP financial measures to the GAAP financial measures is included at the end of this release.